Exhibit 10.4

                             INTEREST/PRINCIPAL GUARANTY

         INTEREST/PRINCIPAL GUARANTY dated as of July 10, 1990, made by MARRIOTT CORPORATION, a Delaware corporation (the "Guarantor") having an address at 10400 Fernwood Road, Bethesda, Maryland 20058.


                              W I T N E S S E T H :

         WHEREAS, Marriott/Portman Finance Corporation, a Delaware corporation (the "Issuer"), The Citizens and Southern National Bank, as collateral trustee, senior trustee and subordinated trustee, and the Guarantor, which Guarantor expects to derive benefits, directly or indirectly, from the proceeds of the offering described herein, have entered into an Indenture dated as of July 1, 1990 (as amended, modified or supplemented from time to time, the "Indenture") in connection with the issuance by the Issuer of U.S. $159,000,000 Principal Amount of Senior Secured Notes due July 10, 1997 (the "Senior Notes") and of U.S. $40,000,000 Principal Amount of Subordinated Secured Notes due July 10, 1997 (the "Subordinated Notes"). The Senior Notes and the Subordinated Notes are collectively referred to herein as the "Notes";

         WHEREAS, this Interest/Principal Guaranty is provided pursuant to the terms of the Indenture and the Notes;

         WHEREAS, it is a condition precedent to the issuance of the Notes by the Issuer pursuant to the Indenture that the Guarantor shall have executed and delivered to the Collateral Trustee a guaranty of certain of the obligations of the Issuer under the Notes; and

         WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Interest/Principal Guaranty directly benefit, and are within the corporate purposes and in the best interests of, the Guarantor;

         NOW, THEREFORE, in consideration of the premises and the agreements herein, the Guarantor hereby makes the following representations, warranties, covenants and agreements to the Collateral Trustee, for the benefit of each holder of the Notes (a "Holder" and collectively the "Holders") and to each Holder, and hereby agrees as follows:

         SECTION 1. Definitions. Reference is hereby made to the Indenture for a statement of the terms thereof. All terms used in this Interest/Principal Guaranty which are defined

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therein and not otherwise defined herein shall have the same meanings herein as set forth therein.

         SECTION 2. Interest/Principa1 Guaranty.

         (a) The Guarantor hereby irrevocably, absolutely and unconditionally guaranties to the Collateral Trustee, for the benefit of each Holder, and to each Holder the prompt payment as and when due and payable from time to time of all amounts now or hereafter owing with respect to the Notes and the Indenture for interest, Deferred Interest, Yield Maintenance Amount, Additional Interest on the Notes or that portion of the Principal Amount of the Notes that shall constitute the Accreted Amount, (collectively, the "Interest Obligations"); provided, however, that, notwithstanding any other provision of this Interest/Principal Guaranty to the contrary, the maximum liability of the Guarantor hereunder with respect to the Interest Obligations shall in no event exceed the Maximum Interest Guarantied Amount (as defined below). The Guarantor and the Collateral Trustee acknowledge that the Interest Obligations may at any time and from time to time exceed the Maximum Interest Guarantied Amount and that same shall not impair this Interest/Principal Guaranty or affect the rights and remedies of the Collateral Trustee and the Holders hereunder.

         (b) The Guarantor hereby irrevocably, absolutely and unconditionally guaranties to the Collateral Trustee, for the benefit of each Holder, and to each Holder the prompt payment as and when due and payable at Maturity of that portion of the Principal Amount of the Notes that shall constitute the Original Principal Amount of the Notes (the "Principal Obligations"); provided, however, that notwithstanding any other provision of this Interest/Principal Guaranty to the contrary, the maximum liability of the Guarantor hereunder with respect to the Principal Obligations shall in no event exceed the Maximum Principal Guarantied Amount (as defined below). The Guarantor and the Collateral Trustee acknowledge that the Principal Obligations may at any time and from time to time exceed the Maximum Principal Guarantied Amount and the same shall not impair this Interest/Principal Guaranty or affect the rights and remedies of the Collateral Trustee and the Holders hereunder.

         (c) Subject to Section 2(d), below, the Maximum Interest Guarantied Amount shall mean (A) (i) $25,000,000 if the Guaranty Default Date (as defined below) occurs during the period from and including July 10, 1990 through and including December 31, 1991; or (ii) $20,000,000 if the Guaranty Default Date occurs at any time thereafter; less (B) the amount, if any, paid by the Guarantor pursuant to this Interest/Principal Guaranty with respect to the Interest Obligations and the Principal Obligations; less (C) the amount, if any, of borrowings of the Owner (unsecured by any assets of the Owner) from the Guarantor

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to the extent that the proceeds of such borrowings have been applied to the
Interest Obligations or the Principal Obligations; less (D) the amount, if any, of borrowings of the Owner (unsecured by any assets of the Owner) from any Person not an Affiliate of the Guarantor (an "Unaffiliated Lender") to the extent that (x) the proceeds of such borrowings have been applied to the payment of the Interest Obligations or the Principal Obligations and (y) the repayment of such borrowings to the Unaffiliated Lender has been guarantied by the Guarantor; plus (E) the amount, if any, repaid by the Owner or the Issuer to the Guarantor in respect of the amounts described in clause (B) and (C) above; plus
(F) the amount, if any, repaid by the Owner to the Unaffiliated Lender in respect of the amounts described in clause (D) above.

         (d) Notwithstanding any other provision of this Interest/Principal Guaranty or any Financing Document, (i) the Guarantor shall not be required to make any payment of Interest Obligations with respect to the Senior Notes pursuant to this Interest/Principal Guaranty to the extent such payment, when added to the sum of (X) all payments of Interest Obligations with respect to the Senior Notes previously paid by the Guarantor pursuant to this Interest/Principal Guaranty or previously paid by the Owner pursuant to borrowings described in clauses (C) or (D) of Section 2(c) above, to the extent proceeds thereof were applied to the payment of Interest Obligations (but not Principal Obligations) on the Senior Notes, less the amount of any repayments described in clauses (E) or (F) of Section 2(c) above to the extent such repayments were applied to the repayment of payments or borrowings the proceeds of which were applied to the payment of Interest Obligations (but not Principal Obligations) on the Senior Notes, and (Y) 0.79875 (determined by dividing the sum of the total interest, Deferred Interest and Accreted Amount that will accrue on the Senior Notes during their term by the sum of the total interest, Deferred Interest and Accreted Amount that will accrue on the Senior Notes and the Subordinated Notes during their term) multiplied by the amount of any payments of Ground Rent (as defined in the Deed) made from the proceeds of Cash Flow Loans (as defined in the Marriott Commitment) made by the Guarantor pursuant to the Marriott Commitment (as defined in the Deed) to the extent such portion of such Cash Flow Loans has not been repaid to Guarantor pursuant to the Marriott Commitment ("Net Guarantor Ground Lease Payments"), would cause the sum of all such payments to exceed twenty percent (20%) of the total interest, Deferred Interest and Accreted Amount that will accrue on the Senior Notes during their term (i.e., 20% of $119,460,327); and (ii) the Guarantor shall not be required to make any payment of Interest Obligations with respect to the Subordinated Notes pursuant to this Interest/Principal Guaranty to the extent such payment, when added to the sum of (X) all payments of Interest Obligations with respect to the Subordinated Notes previously paid by the Guarantor pursuant to this

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Interest/Principal Guaranty or previously paid by the Owner pursuant to borrowings described in clauses (C) or (D) of Section 2(c) above, to the extent proceed thereof were applied to the payment of Interest Obligations (but not Principal Obligations) on the Subordinated Notes, less the amount of any repayments described in clauses (E) or (F) of Section 2(c) above, to the extent such repayments were applied to the repayment of payments or borrowings the proceeds of which were applied to the payment of Interest Obligations (but not Principal Obligations on the Subordinated Notes), and (Z) 0.20125 (determined by dividing the sum of the total interest, Deferred Interest and Accreted Amount that will accrue on the Subordinated Notes during their term by the sum of the total interest, Deferred Interest and Accreted Amount that will accrue on the Senior Notes and the Subordinated Notes during their term) multiplied by the amount of Net Guarantor Ground Lease Payments, would cause the sum of all such payments to exceed twenty percent (20%) of the total interest, Deferred Interest and Accreted Amount that will accrue on the Subordinated Notes during their term (i.e., 20% of $30,097,793).

         (e) The Maximum Principal Guarantied Amount shall mean (A)(i) zero if the Guaranty Default Date occurs during the period from and including July 10, 1990 through and including December 31, 1991; or (ii) $2,000,000 if the Guaranty Default Date occurs during the period from and including January 1, 1992 through and including December 31, 1992; or (iii) $9,000,000 if the Guaranty Default Date occurs during the period from and including January 1, 1993 through and including December 31, 1993; or (iv) $16,000,000 if the Guaranty Default Date occurs during the period from and including January 1, 1994 through and including December 31, 1994; or (v) $20,000,000 if the Guaranty Default Date occurs on or after January 1, 1995; less (B) the sum of the amounts, if any, specified in clauses (B), (C) and (D) of Section 2(c) above; plus (C) the sum of the amounts, if any, specified in clauses (E) and (F) of Section 2(c).

         (f) For the purpose of this Interest/Principal Guaranty the "Guaranty Default Date" shall be the date of Maturity of the Notes (whether at the Stated Maturity, or earlier by declaration of acceleration or call for redemption or otherwise), unless the declaration of acceleration results from an Event of Default described in Sections 501(1) or (2) of the Indenture, in which case the Guaranty Default Date shall be the date of such Event of Default; provided, however, that if the Event of Default with respect to which the Interest Obligations or the Principal Obligations have been accelerated shall thereafter be cured and cease to be continuing, the Maximum Interest Guarantied Amount and the Maximum Principal Guarantied Amount, as the case may be, shall thereafter be determined by reference to the next succeeding Guaranty Default Date.

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         (g) The Guarantor hereby agrees to pay any and all reasonable expenses
(including counsel fees and expenses) incurred by the Collateral Trustee and the Holders in enforcing their rights under this Interest/Principal Guaranty.

         SECTION 3. Additional Provisions

         (a) Payments of Interest Obligations pursuant to this Interest/Principal Guaranty shall, pursuant to Section 506(a)(v) of the Indenture, be made with respect to the Senior Notes and the Subordinated Notes ratably, without preference or priority of any kind, according to the amounts due and payable for the respective Interest Obligations. Notwithstanding the foregoing, if an Event of Default under the Indenture shall have occurred and be continuing, any moneys collected by the Collateral Trustee, any Series Trustee or any Holder pursuant to this Interest/Principal Guaranty shall be applied as provided in Section 506(a)(ii) of the Indenture.

         (b) Upon the occurrence and during the continuance of an Event of Default under the Indenture, the Collateral Trustee and the Holders of the Subordinated Notes shall make demand for payment under the Principal Guaranty prior to making demand for payment under this Interest/Principal Guaranty, but only with respect to the payment of that portion of the Original Principal Amount of the Subordinated Notes then due and payable that does not exceed the Maximum Principal Guarantied Amount under the Principal Guaranty. If payment shall not be made under the Principal Guaranty on or prior to the close of business on the Business Day following the date of such demand, the Collateral Trustee and the Holders shall have the right to exercise any and all of the remedies provided in Article Five of the Indenture or Article 19 of the Deed, or otherwise.

         (c) Upon the occurrence and during the continuance of an Event of Default under the Indenture with respect to the payment of Interest Obligations on the Notes, the Collateral Trustee and/or the Holders shall make demand for payment of all such due and unpaid Interest Obligations under this Interest/Principal Guaranty prior to exercising the remedies provided in Article Five of the Indenture or Article 19 of the Deed. If payment shall not be made under this Interest/Principal Guaranty on or prior to the close of business on the Business Day following the date of such demand, the Collateral Trustee and the Holders shall have the right to exercise any and all of the remedies provided in Article Five of the Indenture or Article 19 of the Deed, or otherwise.

         SECTION 4. Covenants. The Guarantor agrees that so long as any of the Interest Obligations or Principal Obligations (individually and collectively, the "Obligations") are

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outstanding, unless the Collateral Trustee shall otherwise consent in writing to the Guarantor, the Guarantor will:

         (a) Financial Statements. Furnish to the Collateral Trustee (i) as soon as practicable and in any event within sixty (60) days after the close of each of the first three quarters of each fiscal year of the Guarantor, as at the end of and for the period commencing at the end of the previous fiscal year and ending with such quarter, an unaudited consolidated balance sheet of the Guarantor and its subsidiaries, together with unaudited consolidated statements of income and surplus accounts of the Guarantor and its subsidiaries, all in reasonable detail and certified by the chief accounting officer of the Guarantor but subject to year-end audit and adjustments; (ii) as soon as practicable and in any event within ninety (90) days after the close of each fiscal year of the Guarantor as at the end and for the fiscal year just closed, a consolidated balance sheet of the Guarantor and its subsidiaries and a consolidated statement of income and surplus accounts of the Guarantor and its subsidiaries for such fiscal year, all in reasonable detail and audited by Arthur Andersen & Co. or other independent certified public accountants of recognized standing selected by the Guarantor; and (iii) with reasonable promptness, copies of all regular and periodical financial and/or other reports which the Guarantor and its subsidiaries may make available generally to stockholders and bondholders.

         (b) Unsecured Borrowings. Furnish to the Collateral Trustee, as soon as practicable and in any event within ninety (90) days after the close of each fiscal year of the Guarantor, as at the end and for the fiscal year just closed, an Officer's Certificate of the Guarantor setting forth the following:

              (i) the outstanding amount, if any, of unsecured borrowings of the Owner from the Guarantor to the extent that the proceeds of such borrowings have been applied to each of (A) the Interest Obligations with respect to the Senior Notes, (B) the Principal Obligations with respect to the Senior Notes, (C) the Interest Obligations with respect to the Subordinated Notes, and (D) the Principal Obligations with respect to the Subordinated Notes;

              (ii) the outstanding amount, if any, of borrowings of the Owner (unsecured by any assets of the Owner) from an Unaffiliated Lender, the repayment of which to the Unaffiliated Lender has been guarantied by the Guarantor, to the extent that the proceeds of such borrowings have been applied to the payment of each of (A) the Interest Obligations with respect to the Senior Notes, (B) the Principal Obligations with respect to the Senior Notes, (C) the Interest Obligations with respect to the Subordinated

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     Notes, and (D) the Principal Obligations with respect to the Subordinated
     Notes;

              (iii) the outstanding amount, if any, paid by the Guarantor (A) pursuant to this Interest/Principal Guaranty with respect to each of (1) the Interest Obligations with respect to the Senior Notes, (2) the Principal Obligations with respect to the Senior Notes, (3) the Interest Obligations with respect to the Subordinated Notes, and (4) the Principal Obligations with respect to the Subordinated Notes, and (B) with respect to the amounts described in clause (i) of this Section 4(b);

              (iv) the outstanding amount of Net Guarantor Ground Lease
     Payments.

         SECTION 5. Designated Events.

         (a) For the purpose of this Interest/Principal Guaranty, the term "Designated Event" shall mean an event or series of events as a result of which:

              (i) any Person or Group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Marriott Family (as hereinafter defined) and other than any Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Guarantor or by any Affiliate of the Guarantor, becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act) of Voting Shares (as hereinafter defined) entitled to cast more than 30% of the votes entitled to be cast by the holders of all then outstanding Voting Shares; provided that if the Marriott Family shall not be at the time of the event the Beneficial Owner, in the aggregate, of Voting Shares entitled to cast at least 20% of the votes entitled to be cast by the holders of all then outstanding Voting Shares, a Designated Event shall be deemed to have occurred if any Person or Group, other than any such Employee Benefit Plan, becomes the Beneficial Owner of Voting Shares entitled to cast more than 20% of the votes entitled to be cast by the holders of all then outstanding Voting Shares. For the purpose of this Interest/Principal Guaranty, the term "Voting Shares" shall mean any issued and outstanding shares of capital stock of the Guarantor then entitled to vote in the election of directors and the term "Marriott Family" means J. Willard Marriott, Sr., his spouse, his siblings and their spouses, and any lineal descendants of any of them, and their spouses (or any nominee, trust, foundation, holding company or Affiliate holding shares of Marriott established by or for the benefit of any of them);

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              (ii) the Marriott Family shall acquire Voting Shares so that after giving effect to such acquisition the Marriott Family shall become the Beneficial Owner, in the aggregate, of Voting Shares entitled to cast more than 50% of the votes entitled to be cast by the holders of all then outstanding Voting Sheres;

              (iii) the Guarantor shall merge or consolidate with or into another Person (whether or not the Guarantor is the surviving corporation), or enter into any sale, lease, exchange, transfer or other disposition (in a transaction or series of related transactions) of all or substantially all of the assets of the Guarantor, in either event pursuant to a transaction in which all or substantially all of the Guarantor's Voting Shares are changed into or exchanged for cash, securities or other property and excluding transactions between the Guarantor and any of its Subsidiaries. For the purpose of this clause (iii) only, the term "Subsidiary" shall mean any corporation or other entity of which a majority of each class or series of equity securities or other comparable ownership interests is owned, directly or indirectly, by the Guarantor immediately prior to the time the merger, consolidation or disposition of assets occurs;

              (iv) the Guarantor or any Subsidiary acquires, by merger, consolidation or acquisition of assets or stock or otherwise, any Person whose total assets on a consolidated basis have a fair market value (as determined in good faith by the Board of Directors of the Guarantor, whose determination shall be conclusive) which exceeds 50% of the fair market value as determined in good faith by the Board of Directors of the Guarantor, whose determination shall be conclusive) of the Guarantor's total assets on a consolidated basis immediately prior to such acquisition. For the purpose of clauses (iv) and (vi) only, the term "Subsidiary" shall mean any corporation or other entity of which the Guarantor owns a majority of the issued and outstanding securities then entitled to vote in the election of directors, general partners or other persons or entities holding similar duties, obligations and powers;

              (v) during any period of twenty-four (24) consecutive months, Persons who at the beginning of such period constitute the Guarantor's Board of Directors cease to constitute a majority of the directors then in office other than with the consent of a majority of the Continuing Directors. For the purpose of this clause (v), "Continuing Directors" shall mean a Person who was a member of the Board of Directors of the Guarantor as of January 1, 1990, or a Person thereafter elected by the stockholders or appointed

                                       -8-


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     by the Board of Directors whose appointment or recommendation by the
     Board of Directors for election by the Guarantor's stockholders was approved by at least a majority of the Continuing Directors then on the Board of Directors;

              (vi) the Guarantor and/or any Subsidiary purchases or otherwise acquires, directly or indirectly, the Guarantor's Voting Shares, if after giving effect to any such acquisition, the Guarantor and its Subsidiaries have acquired 30% or more of such Voting Shares within any period of twelve
     (12) consecutive months; or

              (vii) on any date, the Guarantor makes any distribution of cash, property or securities (other than additional Voting Shares of the Guarantor or regular cash dividends) to holders of the Guarantor's Voting Shares or purchases or otherwise acquires its Voting Shares and the sum of such distributions and purchases during any period of twelve (12) consecutive months is at least 30% of the aggregate fair market value (based on the Current Market Price (as defined below)) of the Guarantor's outstanding capital stock on the day prior to the first day of such distribution or purchase. For the purpose of this Interest/Principal Guaranty, "Current Market Price" shall mean the closing price (or, if none, the average of the last daily bid and asked prices) of the applicable class of capital stock as quoted by the primary securities exchange on which the stock is traded, or, if none, the primary inter-dealer quotation system, which reports quotations for the class of capital stock, for the last trading day immediately prior to the occurrence of the event to which this definition applies.

The Guarantor shall give to the Collateral Trustee written notice of the occurrence of a Designated Event, not later than 10 days following the date of the first public announcement or public notice of the Designated Event in the case of any Designated Event specified in clauses (i) or (ii) and not later than 10 days following the date of the occurrence of the Designated Event in the case of any Designated event specified in clauses (iii), (iv), (v), (vi) or (vii).

         (b) From and after the occurrence of a Triggering Event (as hereinafter defined) the Guarantor shall comply with the provisions of Article Fourteen of the Indenture. The term "Triggering Event" shall mean the reduction of the Rating of the Guarantor by either Rating Agency to less than Baa3 (in the case of Moody's Investor Services, Inc.) or BBB- (in the case of Standard & Poor's Corporation) during the Determination Period. The term "Determination Period" shall mean the 90-day period commencing on the first public announcement or public notice of a Designated Event; provided that if a Rating Agency shall publicly

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announce during such 90-day period that the Rating of the Guarantor is under review, the Determination Period shall be extended for an additional period, expiring on the earlier of 180 days following the initial commencement of the Determination Period and the first Business Day following the public announcement by the Rating Agency of the Rating of the Guarantor or that the Rating of the Guarantor is no longer under review.

         SECTION 6. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

         (a) The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth on the first page hereof, (ii) has all requisite corporate power and authority to execute, deliver and perform this Interest/Principal Guaranty, the Principal Guaranty, the Indenture and each other agreement or instrument related thereto to which the Guarantor is a party, and (iii) is duly qualified to do business in every jurisdiction in which the failure so to qualify could have a material adverse effect on the business of the Guarantor and its consolidated subsidiaries taken as a whole.

         (b) The Guarantor has examined the Indenture, including the Exhibits annexed thereto, and all of the representations and warranties set forth in the Indenture, to the extent the same relate to the Guarantor, are true and correct in all material respects.

         (c) Except for defaults, conflicts and breaches that do not materially affect the Guarantor's right, authority and ability to perform its obligations under the Indenture, the Notes, this Interest/Principal Guaranty, the Principal Guaranty and each other agreement or instrument related thereto to which the Guarantor is a party (all such documents are together referred to herein as the "Marriott Documents") or that do not materially impair the rights, remedies or security of the Collateral Trustee and the Holders under this Interest/Principal Guaranty, the execution, delivery and performance by the Guarantor of the Marriott Documents (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, law or any contractual restriction binding on or affecting the Guarantor or any of its properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon, or with respect to, any of its properties.

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required on or prior to the date hereof for the due execution, delivery and performance by the Guarantor of the Marriott Documents.


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



         (e) Each of the Marriott Documents is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceedings may be brought.

         (f) After giving effect to the transactions contemplated by the Indenture and the execution and delivery of this Interest/Principal Guaranty and the other Marriott Documents, the Guarantor has complied with and performed all of its material covenants and agreements contained in all applicable provisions of its agreements for borrowed money and there has not occurred any event of default, or any condition, act or event, which upon the giving of notice or lapse of time or both, would constitute an event of default, under its agreements for borrowed money, except for defaults that do not materially affect the Guarantor's right, authority and ability to perform its obligations under the Marriott Documents or do not materially impair the Collateral Trustee's or the Holders' rights, remedies or security under this Interest/Principal Guaranty.

         (g) There is no action, suit or proceeding pending or, to the best of the Guarantor's knowledge, threatened against or otherwise affecting the Guarantor before any court or other governmental authority or any arbitrator which may reasonably be expected to materially adversely affect the Guarantor's ability to perform its obligations hereunder or under any other Marriott Document.

         (h) After giving effect to the transactions contemplated by the Indenture, the Notes, this Interest/Principal Guaranty and the Principal Guaranty, the Guarantor is Solvent.

         (i) The Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Guarantor shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor.


         SECTION 7. Events of Default. An "Event of Default" shall exist under this Interest/Principal Guaranty if any of the following shall have occurred:

         (a) the Guarantor defaults in the payment of its obligations with respect to this Interest/Principal Guaranty as and when the same shall become due and payable;

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

         (b) the Guarantor defaults in the payment, observation or performance of any covenant, condition or agreement set forth herein (other than the payment of the Obligations) and such failure continues for more than thirty (30) days after written notice of such default has been given to the Guarantor by the Subordinated Trustee;

         (c) any event of default under any Indebtedness (or any Refinancing thereof), whether now existing or hereafter created, issued pursuant to the Indenture, dated as of March 1, 1985, between the Guarantor and The First National Bank of Chicago, as trustee (the "Marriott Indenture"), if either (i) such event of default results from any failure to pay all or any portion of such Indebtedness as and when due (after giving effect to any applicable cure period) or (ii) as a result of such event of default such Indebtedness (or such Refinancing) shall become due and payable prior to the stated maturity thereof. As used in this Section, "Refinancing" shall mean any Indebtedness issued in exchange for or the proceeds of which are used to repay, refund, refinance or otherwise retire for value Indebtedness under the Marriott Indenture or any Refinancing;

         (d) the entry by a court having jurisdiction of a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding commenced against the Guarantor under any applicable Federal or state bankruptcy, insolvency, reorganization (relating to an insolvency) or other similar law or the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Guarantor, or of any substantial part of its property, or in connection with such a proceeding ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such appointment remains unstayed and in effect for a period of ninety (90) consecutive days;

         (e) the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization (in connection with an insolvency) or other similar law or the commencement by the Guarantor of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Guarantor to the entry of a decree or order for relief in an involuntary case or proceeding commenced against the Guarantor under any applicable Federal or state bankruptcy, insolvency, reorganization (in connection with the insolvency of the Guarantor) or other similar law, or the filing by the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency or similar law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any substantial part of the property of the Guarantor, or the making by the Guarantor of an assignment for the benefit of creditors generally, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due;

         (f) any warranty, representation or other statement by the Guarantor contained in this Interest/Principal Guaranty or any other writing delivered in connection herewith or in connection with the Indenture or any other Marriott Document shall prove to have been false or misleading in any material respect when made and (i) the same is not cured or corrected within thirty (30) days after written notice thereof to the Guarantor by the Collateral Trustee or any Series Trustee, or (ii) the same cannot be cured; or

         (g) the Guarantor fails to pledge the Guaranty Support Collateral if and as required in accordance with Article Fourteen of the Indenture.

         The Guarantor acknowledges that an Event of Default under this Interestl/Principal Guaranty shall constitute an Event of Default under the Indenture with the effect as in the Indenture provided.

         SECTION 8. Guarantor's Obligations Unconditional.

         (a) The Guarantor hereby guaranties, subject to the Maximum Principal Guarantied Amount and the Maximmm Interest Guarantied Amount and, in the case of the Interest Obligations, to the provisions of Section 2(d), that the Obligations will be paid strictly in accordance with the terms of the Indenture. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity, irregularity or enforceability of the Indenture, this Interest/Principal Guaranty, the Principal Guaranty, the Notes, the Real Estate Security Documents or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of or in any other term in respect of all or any of the Obligations, or any other amendment or waiver of, or consent to, any departure from the Indenture, this Interest/Principal Guaranty, the Principal Guaranty, the Real Estate Security Documents, the Notes or any other agreement or instrument relating thereto;
(iii) any exchange or release of or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from the Deed, the Secured Note, the Indenture or the Notes granted by the Collateral Trustee or by any Holder, for all or any of the Obligations, provided, however, that, notwithstanding the foregoing, no such change, release, amendment, waiver or consent shall, without the consent of the Guarantor, increase the Yield Maintenance Amount, the Principal Amount of the Notes, the Original Principal Amount of the Notes, the Interest Rate, the Payment Rate, the Default Rate, the Deferred Interest or the Accreted Amount thereon or increase any premium payable upon redemption thereof; (iv) any failure to enforce the provisions of the Indenture, any Real Estate Security Documents, any Note or any other agreement or instrument relating thereto; or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Owner, the Issuer or the Collateral Trustee or any other guarantor with respect to the Obligations or the Guarantor with respect hereto or the obligations of the Guarantor under any Marriott Documents.

         (b) This Interest/Principal Guaranty (i) is a continuing guaranty and shall remain in full force and effect until the indefeasible satisfaction in full of the Obligations and the payment of the other expenses to be paid by the Guarantor pursuant hereto; and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Holder upon the insolvency, bankruptcy or reorganization of the Owner, the Issuer or otherwise, all as though such payment had not been made.

         (c) The Guarantor understands that upon the occurrence of an "Event of Default" under the Deed causing the acceleration of the Secured Note, any proceeds realized as a result of the foreclosure of the Mortgaged Premises or any part thereof, or other enforcement of the Deed or any other disposition of any collateral security for the Secured Note shall be deemed to have been applied in the order of priority established by Section 506(a) of the Indenture, notwithstanding that, as a result of the direction of any court, the Collateral Trustee shall apply any of such payments or proceeds in any other or different order of priority. Therefore, the Guarantor further agrees that in the event net proceeds shall be realized as a result of the foreclosure of the Mortgaged Premises or other enforcement of the Deed or otherwise (whether prior to or after maturity of the Secured Note) or net proceeds shall be realized upon the disposition of any other collateral security for the Secured Note, or if the Collateral Trustee receives any other payments or prepayments of the Secured Note or with respect of any of the collateral security for the Secured Note, then, irrespective of the collateral security in respect of which such proceeds were derived, without regard to the priority of application of such proceeds pursuant to the Real Estate Security Documents, such payments or net proceeds shall, for purposes of this Interest/Principal Guaranty, be deemed allocable, and be applied, in accordance with the priorities established by Section 506(a) of the Indenture.

         SECTION 9. Waivers; Waiver of Subrogation.

         (a) The Guarantor hereby waives (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any Obligation by the Issuer; (iii) notice of any actions taken by the Issuer, any Holder, the Collateral Trustee, any Series Trustee or any other party under the Indenture, the Real Estate Security Documents or any other agreement or instrument relating thereto; (iv) notice of any actions against the Owner taken by the Issuer, any Holder, the Collateral Trustee, any Series Trustee or any other party under the Indenture, the Real Estate Security Documents or any other agreement or instrument relating thereto; (v) (except for notices and demands for which express provision is made in this Interest/Principal Guaranty) all other notices, presentments, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 9, might constitute grounds for relieving the Guarantor of its obligations hereunder; (vi) the filing of a claim with a court in the event of merger or bankruptcy of the Issuer or the Owner; and (vii) any requirement including, without limitation, the provisions of Official Code of Georgia Annotated Section 10-7-24, that the Collateral Trustee, any Series Trustee or any Holder protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Owner, the Issuer or any other Person or any collateral.

         (b) Until the Notes and the Secured Note have been indefeasibly paid in full, the Guarantor will not exercise any rights which it may have or acquire by way of subrogation hereunder, by any payment made by it hereunder or otherwise. Until the Notes and the Secured Note have been indefeasibly paid in full, the Guarantor hereby unconditionally and irrevocably waives any subrogation rights and any rights of reimbursement, contribution or indemnity from or with respect to the Collateral Trustee, the Issuer, the Owner or AMMLP whether now or hereafter existing and whether arising under contract, under law or equity or otherwise. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the indefeasible payment in full of the Notes and the Secured Note, and all such other expenses, such amount (subject to the limitations of Section 2 hereof) shall be paid over to the Collateral Trustee, in the original form and on the date of receipt thereof, with any necessary endorsements, to be applied in whole or in part by the Collateral Trustee against the Obligations, whether matured or unmatured, and all such other expenses in accordance with the terms of this Interest/Principal Guaranty and the Indenture, as such Indenture relates to the Notes.

         SECTION 10. Submission to Jurisdiction; Waivers.

         (a) By the execution and delivery of this Interest/Principal Guaranty, the Guarantor hereby irrevocably submits, to the extent permitted by applicable law, to the exclusive jurisdiction of any New York State or Federal court sitting in New York City, Borough of Manhattan, or of any Georgia State or Federal Court sitting in Fulton County, Georgia in any action or proceeding arising out of or relating to the Indenture, this Interest/Principal Guaranty or the Notes, and the Guarantor hereby irrevocably agrees that all claims against it with respect to such action or proceeding against the Guarantor may be heard and determined in such courts. To the extent permitted by applicable law, no other court, except those described in the preceding sentence, will have any jurisdiction in any action or proceeding against the Guarantor arising out of or relating to the Indenture, this Interest/Principal Guaranty or the Notes. The Guarantor hereby irrevocably appoints The Prentice-Hall Corporation System, Inc. (the "Process Agent") at its offices at One Gulf & Western Plaza, New York, New York 10023 and 66 Luckie Street, Suite 604, Atlanta, Georgia 30303 as its agent to receive, on behalf of the Guarantor and its property, service of the summons and complaint and any other process which may be served in any such action or proceeding in the courts referred to in the first sentence of this Section 10. Such service may be made by delivering by hand or certified or overnight mail a copy of such process to the Guarantor, in care of the Process Agent at either of the Process Agent's addresses set forth above and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf, with delivery of a copy thereof to the Guarantor in the same manner and to the same address as notices are required to be delivered to the Guarantor under Section 11. To the extent permitted by applicable law, the Guarantor agrees that a final judgment obtained in any such court described in the first sentence of this Section 10 in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Subject to the exclusive jurisdiction provided in Subsection (a) above, nothing in this Section 10 shall affect the right of the Collateral Trustee or any Holder to serve legal process in any other manner permitted by law.

         (c) To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any such court referred to in the first sentence of Subsection (a) above or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, to the extent permitted by applicable law, the Guarantor hereby irrevocably waives such immunity with respect to its obligations under the Indenture, this Interest/Principal Guaranty and the Notes.

         (d) The Guarantor hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred to in the first sentence of Subsection (a) above.

         (e) The Guarantor and each Holder, by its purchase of the Notes, irrevocably waive (and, in the case of each Holder, direct the Collateral Trustee to waive), to the extent permitted by applicable law, all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Indenture, this Interest/Principal Guaranty or the Notes or the transactions contemplated hereby or thereby.

         (f) The appointment of the Process Agent pursuant to Subsection (a) above shall be irrevocable so long as the Holders shall have any rights pursuant to the terms of this Interest/Principal Guaranty until the appointment of a successor by the Guarantor with the consent of the Collateral Trustee (which consent will not be unreasonably withheld or delayed) and such successor's acceptance of such appointment. The Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.

         SECTION 11. Notices, Etc. All notices and other communications provided for hereunder to be given to

         (a) the Collateral Trustee by the Guarantor shall be deemed sufficient for every purpose hereunder when received by the Collateral Trustee at its Corporate Trust Office, 33 North Avenue, Suite 700, Atlanta, Georgia 30308,
Attention: Corporate Trust Department, either personally, by courier, telegram, facsimile transmission or mailed, first-class postage prepaid, or

         (b) the Guarantor by the Collateral Trustee shall be sufficient for every purpose hereunder when received by the Guarantor at 10400 Fernwood Road, Bethesda, Maryland 20058, Attention: Legal Department, with copies to the Issuer, or at any other address for the Guarantor filed with the Collateral Trustee by the Guarantor if in writing and either delivered personally with receipt acknowledged, by courier with receipt acknowledged, or mailed by registered or certified mail, first-class postage prepaid, return receipt requested. Any notice or other communication delivered under this Section ll(b) shall be deemed given or served as of the date of the delivery to the Guarantor, except that if a notice or other communication is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 12. Miscellaneous.

         (a) The Guarantor will make each payment hereunder in lawful money of United States of America and in immediately available funds to the trust account designated by the Collateral Trustee.

         (b) No amendment of any provision of this Interest/Principal Guaranty shall be effective unless it is in writing and signed by the Guarantor, the Issuer and the Collateral Trustee, and no waiver of any provision of this Interest/Principal Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by, the Issuer and the Collateral Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (c) No failure on the part of the Collateral Trustee or any Holder to exercise, and no delay in exercising, any right hereunder or under the Indenture or any other agreement or instrument related thereto shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Trustee or any Holder provided herein, in the Indenture and in any other agreement or instrument related thereto are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Trustee and the Holders under the Indenture or any other agreement or instrument related thereto against any party thereto are not conditional or contingent on any attempt by the Collateral Trustee or any Holder to exercise any of its rights under the Indenture and the Real Estate Security Documents or any other agreement or instrument related thereto against such party or against any other Person.

         (d) Any provision of this Interest/Principal Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         (e) This Interest/Principal Guaranty shall (i) be binding on the Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Collateral Trustee and each Holder hereunder, to the benefit of each Holder and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, each Holder may assign or otherwise transfer its Note and its rights under the Indenture or any other agreement or instrument related thereto in accordance with the terms of the Note and the Indenture, to any other Person, and such other Person shall thereupon become vested with all of the benefits with respect thereto granted to the Holder herein or otherwise. None of the rights or obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Issuer and the Collateral Trustee.

         (f) This Interest/Principal Guaranty shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed wholly within such State.

         (g) This Interest/Principal Guaranty shall not be valid or obligatory for any purpose as to any Note until a certificate of authentication of such Note shall have been manually executed by or on behalf of the Collateral Trustee.

         (h) Time is of the essence in the performance of this Interest/Principal Guaranty.

         IN WITNESS WHEREOF, the Guarantor has caused this Interest/Principal Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

                                                MARRIOTT CORPORATION

                                                By: Robert E. Parsons, Jr.
                                                    ------------------------
                                                Name: Robert E. Parsons, Jr.
                                                Title: Asst. Treasurer